UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey D. Kelly as Chief Operating Officer

On November 13, 2014, RenaissanceRe Holdings Ltd. (the “Company”) announced in a press release the appointment of Jeffrey D. Kelly, presently an Executive Vice President and the Chief Financial Officer of the Company, to the additional position of Chief Operating Officer of the Company effective December 31, 2014. Further biographical and other information about Mr. Kelly is contained in the Company’s proxy statement for its 2014 Annual General Meeting of Shareholders, which was filed with the U.S. Securities and Exchange Commission on April 10, 2014 and incorporated herein by reference.

In connection with his appointment, Mr. Kelly’s base salary will be increased from $591,250 to $700,000. In addition, the Company has determined to grant Mr. Kelly a special equity award consisting of shares of restricted stock with a market value of $1,000,000. The shares of restricted stock will be granted on the date on which shares of restricted stock are granted by the Company in the first quarter of 2015 generally, in accordance with the Company’s consistently applied equity grant practices. The shares will be granted under the Company’s 2001 Stock Incentive Plan, as amended, and will be subject to the provisions of that plan and the terms and conditions of the applicable grant award, and will be scheduled to vest ratably over a four year period.

Departure of Peter C. Durhager

On November 13, 2014, the Company announced in a press release that it entered into a Separation, Consulting, and Release Agreement with Peter C. Durhager (the “Separation Agreement”), presently an Executive Vice President and the Chief Administrative Officer of the Company. The Separation Agreement provides that Mr. Durhager will terminate his employment with the Company effective December 31, 2014, or the date of an earlier termination of employment (the “Separation Date”).

As contemplated by the Separation Agreement, Mr. Durhager will be entitled to the separation payments and benefits as provided in his amended and restated employment agreement with the Company dated October 23, 2013 (the “Employment Agreement”), which include: (i) $324,500, which represents Mr. Durhager’s annual base salary that was in effect on December 31, 2008; (ii) $914,760, which represents Mr. Durhager’s annual bonus (which for this purpose, was determined based on the annual bonus paid to Mr. Durhager during 2014 in respect of the Company’s 2013 fiscal year), with 75% of each of the payments contemplated by (i) and (ii) payable in substantial equal monthly installments over the 12-month period following the Separation Date and the remaining 25% of such payments payable in a lump-sum at the end of the 12-month period following the Separation Date; (iii) $914,760, which represents a pro-rata annual bonus in respect of the 2014 fiscal year (which for this purposes, was determined based on the annual bonus paid to Mr. Durhager during 2014 in respect of the Company’s 2013 fiscal year), payable within five business days of the Separation Date; (iv) immediate vesting, as of the Separation Date, of all outstanding restricted shares that are subject to solely time-based vesting; (v) continued vesting following the Separation Date, of all restricted shares that are subject to time- and performance-based vesting (without regard to any required service conditions) through the completion of the applicable performance period, as provided by the terms of the applicable employee share plan under which such shares were issued; and (vi) to the extent permitted by applicable law, continuation of employee health benefits provided to Mr. Durhager and his covered dependents through the 12-month period following the Separation Date. Each of the payments and benefits Mr. Durhager is entitled to receive in connection with his resignation is subject to his continued compliance with the non-competition and non-interference covenants set forth in the Employment Agreement. Furthermore, the payments and benefits are contingent upon the execution of a mutual release of claims upon the execution of the Separation Agreement and a second “bring-down” release of claims to be effective no earlier than the Separation Date. The payments and benefits contemplated by the Separation Agreement (other than certain accrued obligations) will be forfeited and Mr. Durhager will have no right to such payments if his employment is terminated by the Company for “cause” (as defined in the Employment Agreement) or by Mr. Durhager without “good reason” (as defined in the Employment Agreement), in each case prior to the Separation Date.

Subject to his continued employment through the Separation Date, Mr. Durhager will continue to provide services to the Company through June 30, 2015, as a consultant to assist in his successor’s transition. In consideration for providing these consulting services, Mr. Durhager will receive aggregate consulting fees equal to $240,000, payable in substantially equal installments on the same schedule as salary payments are made to the Company’s employees in accordance with the Company’s regular payroll schedule. In addition, during the consulting period, Mr. Durhager will be entitled to six and one-quarter hours of personal use of the Company’s corporate aircraft. Mr. Durhager’s rights to the consulting fees and his right to personally use the Company’s corporate aircraft will cease upon the earlier of a termination of his service as a result of his “disability” (as defined in the Employment Agreement), a termination of his service by the Company for “cause,” a termination of his service by him for any reason and a material breach of any provision of the Separation Agreement or his Employment Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the management changes described herein is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation, Consulting, and Release Agreement by and between RenaissanceRe Holdings Ltd. and Peter C. Durhager, dated November 13, 2014.

99.1	Press release, dated November 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2014	RENAISSANCERE HOLDINGS LTD.

	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation, Consulting, and Release Agreement by and between RenaissanceRe Holdings Ltd. and Peter C. Durhager, dated November 13, 2014.

99.1	Press release, dated November 13, 2014.